Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

Stage Stores Board Declares Quarterly Cash Dividend

HOUSTON, TX, November 23, 2011 - Stage Stores, Inc. (NYSE: SSI) today announced that its Board of Directors has declared a quarterly cash dividend of nine cents per share on the Company’s common stock, payable on December 21, 2011 to shareholders of record at the close of business on December 6, 2011.

Stage Stores, Inc. operates primarily in small and mid-sized towns and communities.  Its stores, which operate under the Bealls, Goody’s, Palais Royal, Peebles, Stage and Steele’s names, offer moderately priced, nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family.  The Company operates 821 stores in 40 states.  The Company also has an eCommerce website.  For more information about Stage Stores, visit the Company’s web site at www.stagestoresinc.com.

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